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                                                                     Exhibit 4.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated May 29, 1997, accompanying the financial statements of the Fidelity Defined Trusts Series 4 (Rolling Government Series 4, Investment Grade Series 3 and Investment Grade Series 4) included herein and to the reference to our Firm as experts under the heading "Independent Certified Public Accountants" in the prospectus which is a part of this registration statement.




Deloitte & Touche LLP
May 29, 1997
New York, New York